QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.4

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY INTEGRAL SYSTEMS, INC.

SPECIAL MEETING OF STOCKHOLDERS TO
BE HELD ON                  , 2011
SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
OF INTEGRAL SYSTEMS, INC.

        The undersigned acknowledge(s) receipt of a Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus. The undersigned, revoking all prior proxies, further hereby appoint(s) R. Miller Adams and Tory Harris, and each of them, with full power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and vote, as provided on the other side, all the shares of the common stock of Integral Systems, Inc. held of record by the undersigned on                  , 2011, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Integral Systems, Inc. to be held on                  , 2011 at            , local time, at 6721 Columbia Gateway Drive, Columbia, MD 21046 and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if present at the special meeting.

	For	Against	Abstain

Proposal 1—To approve the merger of Integral Systems, Inc. with a wholly-owned subsidiary of Kratos Defense & Security Solutions, Inc., the Agreement and Plan of Merger, dated as of May 15, 2011, by and among Kratos Defense & Security Solutions, Inc., Integral Systems, Inc. IRIS Merger Sub Inc., a wholly-owned subsidiary of Kratos Defense & Security Solutions, Inc., and IRIS Acquisition Sub LLC, a wholly-owned subsidiary of Kratos Defense & Security Solutions, Inc., and the other transactions contemplated thereby.

The Board of Directors Recommends a Vote "FOR" the Proposal Listed Above.

	For	Against	Abstain
Proposal 2—Advisory (non-binding) vote to approve the golden parachute compensation arrangements for Integral Systems, Inc.'s named executive officers.

The Board of Directors Recommends a Vote "FOR" the Proposal Listed Above.

Please be sure to sign and date this proxy card in the box below.	Date

Owner Sign above	Co-holder (if any) Sign above

        If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.

Detach above card, sign, date and mail in postage-paid envelope provided.

INTEGRAL SYSTEMS, INC.
6721 COLUMBIA GATEWAY DRIVE
COLUMBIA, MARYLAND 21046

PLEASE ACT PROMPTLY

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

        THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN PROPOSAL NOS. 1 AND 2 ABOVE. IF MATTERS OTHER THAN THE PROPOSALS LISTED ABOVE ARE PRESENTED AT THE SPECIAL MEETING, THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION WITH RESPECT TO THOSE MATTERS.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

  Exhibit 99.4
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2011 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTEGRAL SYSTEMS, INC.